SLM Private Credit Student Loan Trust 2002-A Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance				$593,816,852.85	$(15,199,651.34)	$578,617,201.51
	ii	Interest to be Capitalized				6,900,121.80		6,250,949.46

	iii	Total Pool				$600,716,974.65		$584,868,150.97

	iv	Cash Capitalization Account (CI)				40,178,192.00		40,178,192.00

	v	Asset Balance				$640,895,166.65		$625,046,342.97

	i	Weighted Average Coupon (WAC)				6.484%		6.958%
	ii	Weighted Average Remaining Term				172.47		171.20
	iv	Number of Loans				62,636		61,338
	v	Number of Borrowers				42,388		41,465
	vi	Prime Loans Outstanding				$526,298,772.40		$513,038,589.48
	vii	T-bill Loans Outstanding				$73,815,494.80		$71,217,202.51
	viii	Fixed Loans Outstanding				$602,707.45		$612,358.98

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/05	O/S Securities**	Balance 9/15/05	O/S Securities**

B	i	A-1 Notes	78443CAA2	0.150%	$239,424,915.09	38.229%	$223,576,091.41	36.626%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	52.439%	328,419,000.00	53.801%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.791%	23,742,000.00	3.889%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	5.540%	34,699,000.00	5.684%

	v	Total Notes			$626,284,915.09	100.000%	$610,436,091.41	100.000%

	Account and Asset Balances						06/15/2005	09/15/2005

C	i	Specified Reserve Account Balance ($)					$1,725,836.00	$1,725,836.00
	ii	Reserve Account Balance ($)					$1,725,836.00	$1,725,836.00
	iii	Cash Capitalization Acct Balance ($)					$40,178,192.00	$40,178,192.00
	iv	Initial Asset Balance					$730,512,578.11	$730,512,578.11
	v	Specified Overcollateralization Amount					$14,610,251.56	$14,610,251.56
	vi	Actual Overcollateralization Amount					$14,610,251.56	$14,610,251.56
	vii	Has the Stepdown Date Occurred?*					No	No

	General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Merril Lynch DP
		Initial Pool Balance	$690,334,386.11

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding.

II. 2002-A Transactions from: 06/01/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$15,242,001.30
	ii	Purchases by Servicer (Delinquencies >180)	3,089,164.98
	iii	Other Servicer Reimbursements	0.00
	iv	Other Principal Reimbursements	10,464.81

	v	Total Principal Collections	$18,341,631.09

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(3,085,220.29)
	iii	Capitalized Insurance Fee	(57,291.89)
	iv	Other Adjustments	532.43

	v	Total Non-Cash Principal Activity	$(3,141,979.75)

C	Total Student Loan Principal Activity		$15,199,651.34

D	Student Loan Interest Activity
	i	Interest Payments Received	$7,214,576.44
	ii	Purchases by Servicer (Delinquencies >180)	146,553.61
	iii	Other Servicer Reimbursements	0.00
	iv	Other Interest Reimbursements	5.59
	v	Late Fees	104,132.32
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$7,465,267.96

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	3,085,220.29
	iii	Other Interest Adjustments	(186.15)

	iv	Total Non-Cash Interest Adjustments	$3,085,034.14

F	Total Student Loan Interest Activity		$10,550,302.10

III. 2002-A Collection Account Activity 06/01/2005 through: 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$15,065,318.36
	ii	Consolidation Principal Payments	176,682.94
	iii	Purchases by Servicer (Delinquencies >180)	3,089,164.98
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	10,464.81

	vii	Total Principal Collections	$18,341,631.09

B	Interest Collections
	i	Interest Payments Received	$7,213,777.37
	ii	Consolidation Interest Payments	799.07
	iii	Purchases by Servicer (Delinquencies >180)	146,553.61
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	5.59
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	104,132.32

	x	Total Interest Collections	$7,465,267.96

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$—

F	Investment Income		$458,385.81

G	Borrower Incentive Reimbursements		$76,998.77

H	Swap Receipt, Merril Lynch DP		$4,586,401.41

I	Other Deposits		$100,258.75

	TOTAL FUNDS RECEIVED		$31,028,943.79

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(690,176.81)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$30,338,766.98

J	Amount Released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$30,338,766.98

L	Servicing Fees Due for Current Period		$340,670.58

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$360,670.58

IV. 2002-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Initial Pool	05/31/2005	08/31/2005

		December 16, 2002 to September 15, 2007	15%	$103,550,157.90	$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$—	$—

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$—	$—
	iii	Interest Cash Recovered During Collection Period		$—	$—
	iv	Late Fees and Collection Costs Recovered During Collection Period		$—	$—
	v	Total Recoveries for Period		$—	$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$12,696,441.44	$15,785,606.42
	iii	Cumulative Interest Purchases by Servicer		512,720.62	659,274.23

	iv	Total Gross Defaults:		$13,209,162.06	$16,444,880.65

V. 2002-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	6.376%	6.894%	1,299	991	2.074%	1.616%	$10,433,594.26	$8,092,455.70	1.757%	1.399%

Grace	6.056%	6.559%	1,720	1,642	2.746%	2.677%	$15,762,886.31	$15,074,411.71	2.655%	2.605%

Deferment	6.473%	6.995%	5,128	4,855	8.187%	7.915%	$45,470,279.11	$42,364,985.34	7.657%	7.322%

TOTAL INTERIM	6.367%	6.882%	8,147	7,488	13.007%	12.208%	$71,666,759.68	$65,531,852.75	12.069%	11.326%
REPAYMENT
Active
Current	6.413%	6.881%	48,955	48,048	78.158%	78.333%	$462,078,249.31	$450,108,591.30	77.815%	77.790%
31-60 Days Delinquent	7.107%	7.454%	1,105	1,139	1.764%	1.857%	$9,472,424.79	$10,665,927.12	1.595%	1.843%
61-90 Days Delinquent	7.667%	7.834%	395	520	0.631%	0.848%	$3,596,775.63	$4,578,762.22	0.606%	0.791%
91-120 Days Delinquent	7.116%	8.336%	376	396	0.600%	0.646%	$3,442,397.05	$3,661,507.75	0.580%	0.633%
121-150 Days Delinquent	7.281%	8.043%	242	256	0.386%	0.417%	$2,183,532.56	$2,166,640.64	0.368%	0.374%
151-180 Days Delinquent	7.789%	8.430%	113	123	0.180%	0.201%	$976,653.01	$1,140,199.15	0.164%	0.197%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Forbearance	7.122%	7.482%	3,303	3,368	5.273%	5.491%	$40,400,060.82	$40,763,720.58	6.803%	7.045%

TOTAL REPAYMENT	6.500%	6.968%	54,489	53,850	86.993%	87.792%	$522,150,093.17	$513,085,348.76	87.931%	88.674%

GRAND TOTAL	6.484%	6.958%	62,636	61,338	100.000%	100.000%	$593,816,852.85	$578,617,201.51	100.000%	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2002-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.983%	36,066	$290,078,607.15	50.133%
- Law Loans	7.663%	12,175	131,278,792.86	22.688%
- Med Loans	6.135%	7,334	77,206,115.46	13.343%
- MBA Loans	6.498%	5,763	80,053,686.04	13.835%

- Total	6.958%	61,338	$578,617,201.51	100.000%

*   Percentages may not total 100% due to rounding

VII. 2002-A Swap

Swap Payments				Merrill Lynch DP
				Swap Calculation

i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$526,298,772.40
Counterparty Pays:
ii	3 Month Libor			3.41000%
iii	Gross Swap Receipt Due Trust			$4,586,401.41
iv	Days in Period	06/15/2005	09/15/2005	92

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less 2.7000%			3.30000%
vi	Gross Swap Payment Due Counterparty			$4,377,652.25
vii	Days in Period	06/15/2005	09/15/2005	92

VIII. 2002-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009097778	6/15/05 - 9/15/05	3.56000%
B	Class A-2 Interest Rate	0.010120000	6/15/05 - 9/15/05	3.96000%
C	Class B Interest Rate	0.010886667	6/15/05 - 9/15/05	4.26000%
D	Class C Interest Rate	0.013058889	6/15/05 - 9/15/05	5.11000%

IX. 2002-A Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$593,816,852.85
	ii	Interest To Be Capitalized	6,900,121.80

	iii	Total Pool	$600,716,974.65
	iv	Cash Capitalization Account (CI)	40,178,192.00

	v	Asset Balance	$640,895,166.65

B	Total Note and Certificate Factor		0.861630700
C	Total Note Balance		$626,284,915.09

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class B	Class C

	i	Current Factor	0.704190900	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$239,424,915.09	$328,419,000.00	$23,742,000.00	$34,699,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2002-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	6/15/05	$567,843,915	$591,585,915	$626,284,915
Asset Balance	5/31/05	$640,895,167	$640,895,167	$640,895,167

Pool Balance	8/31/05	$584,868,151	$584,868,151	$584,868,151
Amounts on Deposit*	9/15/05	60,276,801	60,018,330	59,565,200
Total		$645,144,952	$644,886,481	$644,433,351

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts
on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$73,051,251.56
Specified Class A Enhancement		$93,756,951.45	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$49,309,251.56
Specified Class B Enhancement		$63,285,942.23	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$14,610,251.56
Specified Class C Enhancement		$18,751,390.29	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class C

XI. 2002-A Cash Capitalization Account

	Cash Capitalization Account Balance as of Collection End Date	08/31/2005	$40,178,192.00
	Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	$—

	Cash Capitalization Account Balance (CI)*		$40,178,192.00

*	as defined under “Asset Balance” on page S-62 of the prospectus supplement

XII. 2002-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	06/15/2005	$567,843,915.09
	iii	Asset Balance	08/31/2005	$625,046,342.97

	iv	First Priority Principal Distribution Amount	09/15/2005	$—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	06/15/2005	$591,585,915.09
	vii	Asset Balance	08/31/2005	$625,046,342.97
	viii	First Priority Principal Distribution Amount	09/15/2005	$—

	ix	Second Priority Principal Distribution Amount	09/15/2005	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$626,284,915.09
	xii	Asset Balance	08/31/2005	$625,046,342.97
	xiii	First Priority Principal Distribution Amount	09/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	09/15/2005	$—

	xv	Third Priority Principal Distribution Amount	09/15/2005	$1,238,572.12

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	06/15/2005	$626,284,915.09
	ii	Asset Balance	08/31/2005	$625,046,342.97
	iii	Specified Overcollateralization Amount	09/15/2005	$14,610,251.56
	iv	First Priority Principal Distribution Amount	09/15/2005	$—
	v	Second Priority Principal Distribution Amount	09/15/2005	$—
	vi	Third Priority Principal Distribution Amount	09/15/2005	$1,238,572.12
	vii	Regular Principal Distribution Amount		$14,610,251.56

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	06/15/2005	$567,843,915.09
	iii	Asset Balance	08/31/2005	$625,046,342.97
	iv	85% of Asset Balance	08/31/2005	$531,289,391.52
	v	Specified Overcollateralization Amount	09/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$531,289,391.52
	vii	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$15,848,823.68
	viii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	06/15/2005	$23,742,000.00
	iii	Asset Balance	08/31/2005	$625,046,342.97
	iv	89.875% of Asset Balance	08/31/2005	$561,760,400.74
	v	Specified Overcollateralization Amount	09/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$561,760,400.74
	vii	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	06/15/2005	$34,699,000.00
	iii	Asset Balance	08/31/2005	$625,046,342.97
	iv	97% of Asset Balance	08/31/2005	$606,294,952.68
	v	Specified Overcollateralization Amount	09/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$606,294,952.68
	vii	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII. 2002-A            Waterfall for Distributions

				Remaining
				Funds Balance

A	Total Available Funds (Sections III-F)		$30,338,766.98	$30,338,766.98

B	Primary Servicing Fees-Current Month plus any Unpaid		$340,670.58	$29,998,096.40

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$29,978,096.40

D	Gross Swap Payment, Merrill Lynch DP		$4,377,652.25	$25,600,444.15

E	i	Class A-1 Noteholders’ Interest Distribution Amount	$2,178,234.67	$23,422,209.48
	ii	Class A-2 Noteholders’ Interest Distribution Amount	$3,323,600.28	$20,098,609.20

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$20,098,609.20

G	Class B Noteholders’ Interest Distribution Amount		$258,471.24	$19,840,137.96

H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$19,840,137.96

I	Class C Noteholders’ Interest Distribution Amount		$453,130.39	$19,387,007.57

J	Third Priority Principal Distribution Amount — Principal Distribution Account		$1,238,572.12	$18,148,435.45

K	Increase to the Specified Reserve Account Balance		$0.00	$18,148,435.45

L	Regular Principal Distribution Amount — Principal Distribution Account		$14,610,251.56	$3,538,183.89

M	Carryover Servicing Fees		$0.00	$3,538,183.89

N	Swap Termination Payments		$0.00	$3,538,183.89

O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$3,538,183.89

P	Remaining Funds to the Certificateholders		$3,538,183.89	$0.00

XIV. 2002-A            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$15,848,823.68	$15,848,823.68

B	i	Class A-1 Principal Distribution Amount Paid	$15,848,823.68	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XV. 2002-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due			$2,178,234.67	$3,323,600.28	$258,471.24	$453,130.39
	ii	Quarterly Interest Paid			2,178,234.67	3,323,600.28	258,471.24	453,130.39

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$15,848,823.68	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			15,848,823.68	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$18,027,058.35	$3,323,600.28	$258,471.24	$453,130.39

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CAA2	$239,424,915.09		$223,576,091.41
		A-1 Note Pool Factor		0.704190900	0.046614200	0.657576700

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2002-A Historical Pool Information

						2004	2003	2002
			6/1/05-8/31/05	3/1/05-5/31/05	12/1/04-2/28/05	12/1/03-11/30/04	12/1/02-11/30/03	8/26/02-11/30/02

Beginning Student Loan Portfolio Balance			$593,816,852.85	$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23	$663,415,806.01

	Student Loan Principal Activity
	i	Principal Payments Received	$15,242,001.30	$14,256,632.00	$12,884,107.28	$43,778,007.75	$40,774,111.16	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	3,089,164.98	2,232,338.35	2,524,884.77	$6,280,306.90	$1,613,577.68	45,333.74
	iii	Other Servicer Reimbursements	—	95.62	72.02	$503.08	$11,718.71	85.42
	iv	Seller Reimbursements	10,464.81	11,641.47	24,985.40	27,492.47	95,970.94	166,322.44

	v	Total Principal Collections	$18,341,631.09	$16,500,707.44	$15,434,049.47	$50,086,310.20	$42,495,378.49	$9,257,106.56
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(3,085,220.29)	(2,738,658.11)	(5,549,563.83)	(16,871,460.38)	(18,535,453.73)	(13,326,412.85)
	iii	Capitalized Insurance Fee	$(57,291.89)	$(72,121.51)	$(537,638.77)	$(1,276,966.38)	$(1,905,113.32)	$(1,706,229.57)
	iv	Other Adjustments	532.43	925.29	11,103.18	(29,899.54)	(1,565,569.12)	(71,540.36)

	v	Total Non-Cash Principal Activity	$(3,141,979.75)	$(2,809,854.33)	$(6,076,099.42)	$(18,178,326.30)	$(22,006,136.17)	$(15,104,182.78)

(-)	Total Student Loan Principal Activity		$15,199,651.34	$13,690,853.11	$9,357,950.05	$31,907,983.90	$20,489,242.32	$(5,847,076.22)

	Student Loan Interest Activity
	i	Interest Payments Received	$7,214,576.44	$6,854,433.13	$5,978,213.98	$19,896,179.25	$18,140,445.85	$3,704,616.78
	ii	Repurchases by Servicer (Delinquencies >180)	146,553.61	102,460.82	108,955.48	$260,067.22	$40,435.23	801.87
	iii	Other Servicer Reimbursements	—	5.36	1.21	$33.62	$317.62	14.58
	iv	Seller Reimbursements	5.59	47.81	1,121.28	$361.34	$3,351.04	10,055.09
	v	Late Fees	104,132.32	118,145.58	94,968.50	305,199.70	243,663.51	53,062.07
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	7,465,267.96	7,075,092.70	6,183,260.45	$20,461,841.13	$18,428,213.25	3,768,550.39

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	3,085,220.29	2,738,658.11	5,549,563.83	$16,871,460.38	$18,535,453.73	13,326,412.85
	iii	Other Interest Adjustments	(186.15)	(276.17)	1,692.74	27,784.97	1,488,353.45	67,264.86

	iv	Total Non-Cash Interest Adjustments	$3,085,034.14	$2,738,381.94	$5,551,256.57	$16,899,245.35	$20,023,807.18	$13,393,677.71

	v	Total Student Loan Interest Activity	$10,550,302.10	$9,813,474.64	$11,734,517.02	$37,361,086.48	$38,452,020.43	$17,162,228.10

(=)	Ending Student Loan Portfolio Balance		$578,617,201.51	$593,816,852.85	$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23
(+)	Interest to be Capitalized		$6,250,949.46	$6,900,121.80	$7,179,457.18	$10,104,249.68	$15,890,518.90	$21,024,060.14

(=)	TOTAL POOL		$584,868,150.97	$600,716,974.65	$614,687,163.14	$626,969,905.69	$664,664,158.81	$690,286,942.37

(+)	Cash Capitalization Account Balance (CI)		$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00

(=)	Asset Balance		$625,046,342.97	$640,895,166.65	$654,865,355.14	$667,148,097.69	$704,842,350.81	$730,465,134.37

XVII. 2002-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-02	$690,286,942	2.47%

Mar-03	$683,893,653	2.55%

Jun-03	$677,657,756	2.19%

Sep-03	$670,917,772	1.99%

Dec-03	$664,664,159	1.80%

Mar-04	$657,168,599	1.78%

Jun-04	$647,926,122	1.79%

Sep-04	$638,223,883	1.82%

Dec-04	$626,969,906	1.94%

Mar-05	$614,687,163	2.11%

Jun-05	$600,716,975	2.30%

Sep-05	$584,868,151	2.55%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.